Exhibit 3.3

AMENDED AND RESTATED BYLAWS OF OPUS GENETICS, INC. (A DELAWARE CORPORATION) OCTOBER 23, 2024

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Exhibit 3.2

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AMENDED AND RESTATED BYLAWS
OF
OPUS GENETICS, INC.
(A DELAWARE CORPORATION)

October 23, 2024

ARTICLE I.
OFFICES

Section 1.          Registered Office. The registered office of OPUS GENETICS, INC., a Delaware corporation (the “Corporation”) in the State of Delaware shall be in the City of Wilmington, County of New Castle.

Section 2.          Other Office. The Corporation shall also have and maintain an office or principal place of business at such place as may be fixed by the board of directors of the Corporation (the “Board of Directors”), and may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II.
CORPORATE SEAL

Section 3.          Corporate Seal. The Board of Directors may adopt a corporate seal. If adopted, the corporate seal shall consist of a die bearing the name of the Corporation and the inscription, “Corporate Seal-Delaware.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE III.
STOCKHOLDERS’ MEETINGS

Section 4.          Place of Meetings. Meetings of the stockholders of the Corporation may be held at such place, either within or without the State of Delaware, as may be determined from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as provided under the Delaware General Corporation Law (the “DGCL”).

Section 5.           Annual Meetings.
(a)        The annual meeting of the stockholders of the Corporation, for the purpose of election of directors and for such other business as may properly come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors. Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders: (i) pursuant to the Corporation’s notice of meeting of stockholders; (ii) brought specifically by or at the direction of the Board of Directors; or (iii) by any stockholder of the Corporation who is a stockholder of record at the time of giving the stockholder’s notice provided for in Section 5(b) below through the date of the annual meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 5. For the avoidance of doubt, clause (iii) above shall be the exclusive means for a stockholder to make nominations and submit other business (other than matters properly included in the Corporation’s notice of meeting of stockholders and proxy statement under Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “1934 Act”)) before an annual meeting of stockholders.

(b)         At an annual meeting of the stockholders, only such business shall be conducted as is a proper matter for stockholder action under Delaware law and as shall have been properly brought before the meeting.

(i)        For nominations for the election to the Board of Directors to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 5(a) of these Amended and Restated Bylaws (as amended from time to time in accordance with the provisions hereof, these “Bylaws”), the stockholder must deliver written notice to the Secretary of the Corporation at the principal executive offices of the Corporation on a timely basis as set forth in Section 5(b)(iii) and must update and supplement such written notice on a timely basis as set forth in Section 5(c) and Section 5(d). Such stockholder’s notice shall set forth:

(A) as to each nominee such stockholder proposes to nominate at the meeting:

(1) the name, age, business address and residential address of such nominee;

(2) the principal occupation or employment of such nominee;

(3) a written questionnaire with respect to the background and qualifications of such nominee, completed by such nominee in the form required by the Corporation (which form the Proponent (as defined below) shall request in writing from the Secretary of the Corporation and which the Secretary of the Corporation shall provide to such Proponent within ten (10) days after receiving such request);

(4) a written representation and agreement completed by such nominee in the form required by the Corporation (which form the Proponent shall request in writing from the Secretary of the Corporation and which the Secretary of the Corporation shall provide to such Proponent within ten (10) days after receiving such request) providing that such nominee: (I) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such nominee’s ability to comply, if elected as a director of the Corporation, with such nominee’s fiduciary duties under applicable law; (II) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee with respect to the Corporation that has not been disclosed to the Corporation; (III) will, if elected as a director of the Corporation, comply with all applicable rules of any securities exchanges upon which the Corporation’s securities are listed, the certificate of incorporation of the Corporation, as amended and restated from time to time (the “Amended and Restated Certificate of Incorporation”), these Bylaws, all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality, stock ownership and trading policies, all other guidelines and policies of the Corporation generally applicable to directors (which other guidelines and policies will be provided to such nominee within five (5) business days after the Secretary of the Corporation receives any written request therefor from such nominee) and all applicable fiduciary duties under state law; (IV) consents to being named as a nominee in the Corporation’s proxy statement and form of proxy for the meeting; (V) intends to serve a full term as a director of the Corporation, if elected; and (VI) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and that do not and will not omit to state any fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading in any material respect;

(5) a description of all direct and indirect compensation and other material monetary agreements, arrangements or understandings, written or oral, during the past three (3) years, and any other material relationships, between or among such nominee or any of such nominee’s associates (as defined below), on the one hand, and the Proponent or any Stockholder Associated Person (as defined below), on the other hand, including all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K as if such Proponent and any Stockholder Associated Person were the “registrant” for purposes of such rule and such nominee were a director or executive officer of such registrant;

(6) a description of any business or personal interests that would reasonably be expected to place such nominee in a potential conflict of interest with the Corporation or any of its subsidiaries;

(7) the date(s) of first contact between the Proponent or any Stockholder Associated Person, on the one hand, and such nominee, on the other hand, with respect to the Corporation and any proposed nomination(s) of any person(s) (including such nominee) for election as a director of the Corporation;

(8) such other information concerning such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the 1934 Act and the rules and regulations promulgated thereunder (collectively, the “Proxy Rules”); and

(B) the information required by Section 5(b)(iv).

The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine whether such proposed nominee satisfies applicable requirements to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence and qualifications of such proposed nominee. If requested by the Corporation, any supplemental information required under this paragraph shall be provided within ten (10) days after it has been requested by the Corporation. Any proposed nominee shall not be eligible for election as a director unless such proposed nominee has, within ten (10) days following any reasonable request therefor from the Board of Directors, made himself or herself available to be interviewed by the Board (or any committee or other subset thereof) with respect to the information about such proposed nominee included in the Proponent’s notice, such proposed nominee’s qualifications to serve as a director or any other matter relating to such proposed nominee’s candidacy or service as a director of the Corporation.

(ii)       Other than proposals sought to be included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the 1934 Act, for business other than nominations for the election to the Board of Directors to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 5(a) of these Bylaws, the stockholder must deliver written notice to the Secretary of the Corporation at the principal executive offices of the Corporation on a timely basis as set forth in Section 5(b)(iii), and must update and supplement such written notice on a timely basis as set forth in Section 5(c) and Section 5(d). Such stockholder’s notice shall set forth: (A) as to each matter such stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the text of the proposal or business (including the complete text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Amended and Restated Certificate of Incorporation or these Bylaws, the text of the proposed amendment) and all other information relating to such business that would be required to be disclosed in a proxy statement by the Proponent or any Stockholder Associated Person in connection with the solicitation of proxies in support of such proposed business pursuant to the Proxy Rules and (B) the information required by Section 5(b)(iv).

(iii)      To be timely, the written notice required by Section 5(b)(i) or 5(b)(ii) must be received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that, subject to the last sentence of this Section 5(b)(iii), in the event that no annual meeting was held during the preceding year or the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than sixty (60) days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so received not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of: (A) the ninetieth (90th) day prior to such annual meeting and (B) the tenth (10th) day following the day on which public announcement (as defined below) of the date of such meeting is first made by the Corporation. In no event shall the adjournment, recess, postponement or rescheduling of an annual meeting for which notice has been given, or the public announcement thereof has been made, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(iv)       The written notice required by Section 5(b)(i) or 5(b)(ii) shall also set forth as to the stockholder of record giving the notice (the “Proponent”) and each Stockholder Associated Person:

(A)          the name and address of the Proponent and each Stockholder Associated Person, as they appear on the Corporation’s books;

(B)       the class, series and number of shares of the Corporation that are directly or indirectly owned beneficially or of record by the Proponent and each Stockholder Associated Person including any right to acquire beneficial ownership at any time in the future, whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition and the date or dates on which such shares were acquired;

(C)         the name of each nominee holder for, and number of, any securities of the Corporation owned beneficially but not of record by the Proponent or any Stockholder Associated Person and any pledge by the Proponent or any Stockholder Associated Person with respect to any securities of the Corporation;

(D)         a description of all agreements, arrangements or understandings, written or oral, (including any derivative or short positions, profit interests, hedging transactions, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, repurchase agreements or arrangements, borrowed or loaned shares and so-called “stock borrowing” agreements or arrangements) that have been entered into by, or on behalf of, the Proponent or any Stockholder Associated Person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the price of any securities of the Corporation, or maintain, increase or decrease the voting power of the Proponent or any Stockholder Associated Person with respect to securities of the Corporation, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation (any of the foregoing, a “Derivative Instrument”);

(E) any substantial interest, direct or indirect (including any existing or prospective commercial, business or contractual relationship with the Corporation), of the Proponent or any Stockholder Associated Person in the Corporation or any affiliate (as defined below) thereof or in the proposed business or nomination to be brought before the meeting by the Proponent, other than an interest arising from the ownership of Corporation securities where the Proponent or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;

(F) a description of all agreements, arrangements or understandings, written or oral, during the past three (3) years, entered into by the Proponent or any Stockholder Associated Person relating to the Corporation or its securities or the voting thereof, including any proxy, agreement, arrangement, understanding or relationship pursuant to which the Proponent or any Stockholder Associated Person, directly or indirectly, has a right to vote any security of the Corporation (other than any revocable proxy given in response to a solicitation made pursuant to, and in accordance with, the Proxy Rules by way of a solicitation statement filed on Schedule 14A);

(G) any rights to dividends on the shares of the Corporation owned beneficially by the Proponent or any Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation;

(H) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which the Proponent or any Stockholder Associated Person (i) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership or (ii) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity;

(I) any equity interests or any Derivative Instruments, in each case, with a market value of $100,000 or more, in any competitor of the Corporation identified in Part I, Item 1 of the annual report on Form 10-K or amendment thereto most recently filed by the Corporation with the Securities and Exchange Commission or in Item 8.01 of any current report on Form 8-K filed by the Corporation with the Securities and Exchange Commission thereafter but prior to the tenth day before the deadline for a stockholder’s notice under this Section 5 (each, a “Principal Competitor”) held by the Proponent or any Stockholder Associated Person;

(J) any direct or indirect interest (other than solely as a result of security ownership) of the Proponent or any Stockholder Associated Person in any agreement with the Corporation, any affiliate of the Corporation or any Principal Competitor (including any employment agreement, collective bargaining agreement or consulting agreement);

(K) a representation that (i) neither the Proponent nor any Stockholder Associated Person has breached any agreement, arrangement or understanding with the Corporation except as disclosed to the Corporation pursuant hereto and (ii) the Proponent and each Stockholder Associated Person has complied, and will comply, with all applicable requirements of state law and the 1934 Act with respect to the matters set forth in this Section 5;

(L) a description of any performance-related fees (other than asset-based fees) to which the Proponent or any Stockholder Associated Person may be entitled as a result of any increase or decrease in the value of the Corporation’s securities or any Derivative Instruments;

(M) a description of the investment strategy or objective, if any, of the Proponent (or the beneficial owner(s) on whose behalf the Proponent is submitting a notice to the Corporation);

(N) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the 1934 Act or an amendment pursuant to Rule 13d-2(a) under the 1934 Act if such a statement were required to be filed under the 1934 Act by the Proponent or any Stockholder Associated Person with respect to the Corporation (regardless of whether such person or entity is actually required to file a Schedule 13D);

(O) a certification that the Proponent and each Stockholder Associated Person have complied with all applicable federal, state and other legal requirements in connection with the Proponent’s or Stockholder Associated Person’s acquisition of shares of capital stock or other securities of the Corporation and the Proponent’s or Stockholder Associated Person’s acts or omissions as a stockholder of the Corporation, if such Stockholder Associated Person is or has been a stockholder of the Corporation;

(P) if the Proponent (or the beneficial owner(s) on whose behalf the Proponent is submitting a notice to the Corporation) is not a natural person, the identity of each natural person associated with the Proponent (or beneficial owner(s)) ultimately responsible for the decision to propose the business or nomination to be brought before the meeting (any such person, a “Responsible Person”) and the relationship of the Responsible Person to the Proponent (or beneficial owner(s));

(Q) all other information relating to the Proponent or any Stockholder Associated Person that would be required to be disclosed in a proxy statement in connection with the solicitation of proxies by the Proponent or any Stockholder Associated Person in support of the business proposed by the Proponent, if any, or for the election of directors in a contested election or otherwise required pursuant to the Proxy Rules;

provided, however, that the disclosures described in the foregoing subclauses (A) through (Q) shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is the Proponent solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner;

(S) a representation that the Proponent intends to appear in person or cause a Qualified Representative (as defined below) of the Proponent to appear in person at the meeting to bring such business before the meeting or nominate any nominees, as applicable, and an acknowledgment that, if the Proponent (or a Qualified Representative of the Proponent) does not appear to present such business or nominees, as applicable, at such meeting, the Corporation need not present such business or nominees for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation;

(T) a description of any pending or, to the Proponent’s knowledge, threatened legal proceeding or investigation in which the Proponent or any Stockholder Associated Person is a party or participant directly involving or directly relating to the Corporation or, to the Proponent’s knowledge, any current or former officer, director or affiliate of the Corporation;

(U) identification of the names and addresses of other stockholders (including beneficial owners) known by the Proponent to provide financial support in furtherance of the nomination(s) or other business proposal(s) submitted by the Proponent and, to the extent known, the class and number of shares of the Corporation’s capital stock owned beneficially or of record as of the date of the notice by such other stockholder(s) or other beneficial owner(s); and

(V) a representation from the Proponent as to whether the Proponent or any Stockholder Associated Person intends or is part of a group that intends to (i) solicit proxies in support of the election of any nominee in accordance with Rule 14a-19 under the 1934 Act or (ii) engage in a solicitation (within the meaning of 1934 Act Rule 14a-1(l)) with respect to the nomination of any nominee or proposed business to be considered at the meeting, as applicable, and if so, the name of each participant (as defined in Instruction 3 to Item 4 of Schedule 14A under the 1934 Act) in such solicitation.

(c)         A stockholder providing written notice required by Section 5(b)(i) or (ii) shall update and supplement such notice in writing, if necessary and only to the extent that any information has changed since such stockholder’s prior submission, so that the information provided or required to be provided in such notice is true and correct in all material respects as of (i) the record date for the meeting and (ii) the date that is five (5) business days prior to the meeting and, in the event of any adjournment or postponement thereof, five (5) business days prior to such adjourned or postponed meeting. In the case of an update and supplement pursuant to clause (i) of this Section 5(c), such update and supplement shall be received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting. In the case of an update and supplement pursuant to clause (ii) of this Section 5(c), such update and supplement shall be received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than two (2) business days prior to the date for the meeting, and, in the event of any adjournment or postponement thereof, two (2) business days prior to such adjourned or postponed meeting. Such update and supplement shall clearly identify the information that has changed in any material respect since the stockholder’s prior submission. For the avoidance of doubt, any information provided pursuant to this Section 5(c) shall not be deemed to cure any deficiencies or inaccuracies in a notice previously delivered pursuant to this Section 5 and shall not extend the time period for the delivery of notice pursuant to this Section 5. If the stockholder fails to provide any update in accordance with the foregoing provisions of this Section 5(c), the information as to which such written update relates may be deemed not to have been provided in accordance with this Section 5.

(d)         If any information submitted pursuant to this Section 5 by the Proponent nominating individuals for election or reelection as a director or proposing business for consideration at a stockholder meeting shall be inaccurate in any material respect (as determined by the Board of Directors or a committee thereof), such information shall be deemed not to have been provided in accordance with this Section 5.  The Proponent shall notify the Secretary of the Corporation in writing at the principal executive offices of the Corporation of any material inaccuracy or change in any information submitted pursuant to this Section 5 (including if the Proponent or any Stockholder Associated Person no longer intends to solicit proxies in accordance with the representation made pursuant to Section 5(b)(iv)(V)(i)) within two (2) business days after becoming aware of such material inaccuracy or change, and any such notification shall clearly identify the inaccuracy or change, it being understood that no such notification may cure any deficiencies or inaccuracies with respect to any prior submission by the Proponent.  Upon written request of the Secretary of the Corporation on behalf of the Board of Directors (or a duly authorized committee thereof), the Proponent shall provide, within seven (7) business days after delivery of such request (or such other period as may reasonably be specified in such request), (1) written verification, reasonably satisfactory to the Board of Directors, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the Proponent pursuant to this Section 5 and (2) a written affirmation of any information submitted by the Proponent pursuant to this Section 5 as of an earlier date.  If the Proponent fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Section 5.

(e)          Notwithstanding anything herein to the contrary, if (1) the Proponent or any Stockholder Associated Person provides notice pursuant to Rule 14a-19(b) under the 1934 Act with respect to any nominee and (2) (A) the Proponent or Stockholder Associated Person subsequently either (i) notifies the Corporation that the Proponent or Stockholder Associated Person no longer intends to solicit proxies in support of the election or reelection of such nominee in accordance with Rule 14a-19(b) under the 1934 Act or (ii) fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the 1934 Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that the Proponent or Stockholder Associated Person has met the requirements of Rule 14a-19(a)(3) under the 1934 Act in accordance with the following sentence) and (B) no other Proponent or Stockholder Associated Person that has provided notice pursuant to Rule 14a-19(b) under the 1934 Act with respect to such nominee (i) to the Corporation’s knowledge based on information provided pursuant to Rule 14a-19 under the 1934 Act or these Bylaws, still intends to solicit proxies in support of the election or reelection of such nominee in accordance with Rule 14a-19(b) under the 1934 Act and (ii) has complied with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the 1934 Act and the requirements set forth in the following sentence, then the nomination of such nominee shall be disregarded and no vote on the election of such nominee shall occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation).  Upon request by the Corporation, if the Proponent or any Stockholder Associated Person provides notice pursuant to Rule 14a-19(b) under the 1934 Act, the Proponent shall deliver to the Secretary of the Corporation, no later than five (5) business days prior to the applicable meeting date, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the 1934 Act have been satisfied.

(f)           Notwithstanding anything in Section 5(b)(iii) to the contrary, in the event that the size of the Board of Directors of the Corporation is increased and there is no public announcement of the appointment of a director to fill the vacancy created by such increase, or, if no appointment was made, of the vacancy created by such increase, made by the Corporation at least ten (10) days before the last day a stockholder may deliver a notice of nomination in accordance with Section 5(b)(iii), a stockholder’s notice required by this Section 5 and which complies with the requirements in Section 5(b)(i), other than the timing requirements in Section 5(b)(iii), shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(g)         A person shall not be eligible for election or re-election as a director of the Corporation unless the person is nominated by a stockholder in accordance with the procedures set forth in this Section 5 or the person is nominated by the Board of Directors, and no business shall be conducted at a meeting of stockholders of the Corporation except pursuant to Rule 14a-8 of the 1934 Act and business brought by a stockholder in accordance with the procedures set forth in this Section 5 or by the Board of Directors. The number of nominees a stockholder may include in a notice under this Section 5 or nominate for election at a meeting may not exceed the number of directors to be elected at such meeting, and for the avoidance of doubt, no stockholder shall be entitled to make additional or substitute nominations following the expiration of the time periods set forth in Section 5(b)(iii).  Except as otherwise required by law, the Board of Directors or the chairperson of a meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws, and, if the Board of Directors or the chairperson of the meeting determines that any proposed nomination or business was not properly brought before the meeting, the chairperson shall declare to the meeting that such nomination shall be disregarded or such business shall not be transacted, and no vote shall be taken with respect to such nomination or proposed business, in each case, notwithstanding that proxies with respect to such vote may have been received by the Corporation. Notwithstanding the foregoing provisions of this Section 5, unless otherwise required by law, if the Proponent (or a Qualified Representative of the Proponent) proposing a nominee for director or business to be conducted at a meeting does not appear at the meeting of stockholders of the Corporation to present such nomination or propose such business, such proposed nomination shall be disregarded or such proposed business shall not be transacted, as applicable, and no vote shall be taken with respect to such nomination or proposed business, notwithstanding that proxies with respect to such vote may have been received by the Corporation.

(h)         In addition to complying with the foregoing provisions of this Section 5, a stockholder shall also comply with all applicable requirements of state law and the 1934 Act with respect to the matters set forth in this Section 5. Nothing in this Section 5 shall be deemed to affect any rights of (1) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the 1934 Act, (2) stockholders to request inclusion of nominees in the Corporation’s proxy statement pursuant to the Proxy Rules or (3) the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Amended and Restated Certificate of Incorporation.

(i)         Any written notice, supplement, update or other information required to be delivered by a stockholder to the Corporation pursuant to this Section 5 must be given by personal delivery, by overnight courier or by registered or certified mail, postage prepaid, to the Secretary of the Corporation at the Corporation’s principal executive offices and shall be deemed not to have been delivered unless so given.

(j)         For purposes of Section 5, Section 6 and Section 13 of these Bylaws, (1) “affiliate” and “associate” each shall have the respective meanings set forth in Rule 12b-2 under the 1934 Act; (2) “beneficial owner” or “beneficially owned” shall have the meaning set forth for such terms in Section 13(d) of the 1934 Act; (3) “close of business” shall mean 5:00 p.m. Eastern Time on any calendar day, whether or not the day is a business day; (4) “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act; (5) a “Qualified Representative” of the Proponent means (A) a duly authorized officer, manager or partner of such Proponent or (B) a person authorized by a writing executed by such Proponent (or a reliable reproduction or electronic transmission of the writing) delivered by such Proponent to the Corporation prior to the making of any nomination or proposal at a stockholder meeting stating that such person is authorized to act for the Proponent as proxy at the meeting of stockholders, which writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, must be produced at the meeting of stockholders; and (6) “Stockholder Associated Person” shall mean, with respect to the Proponent and if different from such Proponent, any beneficial owner of shares of stock of the Corporation on whose behalf such Proponent is providing notice of any nomination or other business proposed, (A) any person directly or indirectly controlling, controlled by or under common control with the Proponent or such beneficial owner(s), (B) any member of the immediate family of the Proponent or such beneficial owner(s) sharing the same household, (C) any person or entity who is a member of a “group” (as such term is used in Rule 13d‑5 under the 1934 Act) with the Proponent or such beneficial owner(s) with respect to the stock of the Corporation, (D) any associate of the Proponent or such beneficial owner(s), (E) if the Proponent or any such beneficial owner is not a natural person, any Responsible Person, (F) any participant (as defined in Instruction 3 to Item 4 of Schedule 14A) with the Proponent or such beneficial owner(s) with respect to any proposed business or nominations, as applicable, with respect to the Corporation, (G) any beneficial owner of shares of stock of the Corporation owned of record by the Proponent (other than a stockholder that is a depositary) and (H) any nominee proposed by the Proponent.

Section 6.           Special Meetings.
(a)         Special meetings of the stockholders of the Corporation may be called, for any purpose as is a proper matter for stockholder action under Delaware law, by (i) the Chairperson of the Board of Directors, (ii) the Chief Executive Officer, or (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption).

(b)         The Board of Directors shall determine the time and place, if any, of such special meeting. Upon determination of the time and place, if any, of the meeting, the Secretary of the Corporation shall cause a notice of meeting to be given to the stockholders entitled to vote, in accordance with the provisions of Section 7 of these Bylaws. No business may be transacted at such special meeting other than specified in the notice of meeting.

(c)         Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving notice provided for in this paragraph through the date of such meeting, who shall be entitled to vote at the meeting and who delivers written notice to the Secretary of the Corporation setting forth the information that would be required by Section 5(b)(i) if the special meeting were an annual meeting. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder of record may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if written notice setting forth the information required by Section 5(b)(i) of these Bylaws (as if the special meeting were an annual meeting) shall be received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the later of the ninetieth (90th) day prior to such meeting or the tenth (10th) day following the day on which public announcement is first made by the Corporation of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. The stockholder shall also update and supplement such information as required under Section 5(c) and Section 5(d) (as if the special meeting were an annual meeting). In no event shall the adjournment, recess, postponement or rescheduling of a special meeting for which notice has been given, or the public announcement thereof has been made, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(d)         In addition to complying with the foregoing provisions of this Section 6, a stockholder shall also comply with all applicable requirements of state law and the 1934 Act with respect to the matters set forth in this Section 6. Nothing in this Section 6 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the 1934 Act.

Section 7.          Notice of Meetings. Except as otherwise provided by law, notice, given in writing or by electronic transmission, of each meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, such notice to specify the place, if any, date and hour, in the case of special meetings, the purpose or purposes of the meeting, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at any such meeting. If mailed, notice is deemed given when deposited in the U.S. mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. If sent via electronic transmission, notice is deemed given as of the sending time recorded at the time of transmission. Notice of the time, place, if any, and purpose of any meeting of stockholders may be waived in writing, signed by the person entitled to notice thereof, or by electronic transmission by such person, either before or after such meeting, and will be waived by any stockholder by his, her or its attendance thereat in person, by remote communication, if applicable, or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, and does so object, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

Section 8.         Quorum. At all meetings of stockholders, except where otherwise provided by statute or by the Amended and Restated Certificate of Incorporation, or by these Bylaws, the presence, in person, by remote communication, if applicable, or by proxy duly authorized, of the holders of one-third of the voting power of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by the chairperson of the meeting or by vote of the holders of a majority of the voting power of the shares represented thereat, but no other business shall be transacted at such meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Except as otherwise provided by statute or by applicable stock exchange rules, or by the Amended and Restated Certificate of Incorporation or these Bylaws, in all matters other than the election of directors, the affirmative vote of the majority of voting power of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the subject matter shall be the act of the stockholders. Except as otherwise provided by statute or by applicable stock exchange rules, the Amended and Restated Certificate of Incorporation or these Bylaws, directors shall be elected by a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the election of directors. Where a separate vote by a class or classes or series is required, except where otherwise provided by the statute, or by applicable stock exchange rules, or by the Amended and Restated Certificate of Incorporation or these Bylaws, one-third of the voting power of the outstanding shares of such class or classes or series, present in person, by remote communication, if applicable, or represented by proxy duly authorized, shall constitute a quorum entitled to take action with respect to that vote on that matter. Except where otherwise provided by statute or by applicable stock exchange rules or by the Amended and Restated Certificate of Incorporation or these Bylaws, the affirmative vote of the majority (plurality, in the case of the election of directors) of shares of such class or classes or series present in person, by remote communication, if applicable, or represented by proxy at the meeting shall be the act of such class or classes or series.

Section 9.          Adjournment and Notice of Adjournment Meetings. Any meeting of stockholders, whether annual or special, may be adjourned from time to time either by the chairperson of the meeting or by the vote of the holders of a majority of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting. When a meeting is adjourned to another time or place, if any, notice need not be given of any such adjourned meeting (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication) if the time and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person or represented by proxy and vote at such adjourned or recessed meeting, are (a) announced at the meeting at which the adjournment or recess is taken, (b) displayed during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (c) set forth in the notice of meeting given in accordance with these Bylaws. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If, after the adjournment, a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.

Section 10.        Voting Rights. For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the Corporation on the record date, as provided in Section 12 of these Bylaws, shall be entitled to vote at any meeting of stockholders. Every person entitled to vote shall have the right to do so either in person, by remote communication, if applicable, or by an agent or agents authorized by a proxy granted in accordance with Delaware law. An agent so appointed need not be a stockholder. No proxy shall be voted after one (1) year from its date of creation unless the proxy provides for a longer period. Any stockholder directly or indirectly soliciting proxies from other stockholders may use any proxy card color other than white, which shall be reserved for exclusive use of the Board.

Section 11.        Joint Owners of Stock. If shares or other securities having voting power stand of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two (2) or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary of the Corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (a) if only one (1) votes, his or her act binds all; (b) if more than one (1) votes, the act of the majority so voting binds all; (c) if more than one (1) votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or may apply to the Delaware Court of Chancery for relief as provided in the DGCL, Section 217(b). If the instrument filed with the Secretary of the Corporation shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of subsection (c) of this Section 11 shall be a majority or even-split in interest.

Section 12.      List of Stockholders. The Secretary of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing in this Section 12 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.  In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.

Section 13.         Action without Meeting.

(a)        Any action required or permitted to be taken by stockholders of the Corporation at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents, setting forth the action so taken, shall be signed by the holders of record on the record date established pursuant to Section 13(b) of outstanding shares of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on that action were present and voted and if the procedures set forth in this Section 13 shall have been complied with.

(b)         In order that the Corporation may determine the stockholders entitled to consent to corporate action without a meeting, the Board of Directors may fix a record date (the “Consent Record Date”), which date shall not precede the date upon which the resolution fixing the Consent Record Date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the Consent Record Date is adopted by the Board of Directors. Any stockholder seeking to have the stockholders authorize or take corporate action by consent in lieu of a meeting shall first request in writing that the Board of Directors fix a Consent Record Date for the purpose of determining the stockholders entitled to take such action, which request shall be in proper form as provided in Section 13(c) of these Bylaws and delivered by hand to, or mailed by certified or registered mail and received by, the Secretary of the Corporation at the principal executive office of the Corporation. Within ten (10) days after the date on which such a request is so delivered or received or, if later, within five (5) days after the receipt by the Corporation of the information requested pursuant to and in accordance with the last sentence of Section 13(c), the Board of Directors shall determine the validity of such request and whether such request relates to an action that may be taken by consent of the stockholders in lieu of a meeting in accordance with this Section 13 and applicable law. If the request required by this Section 13(b) has been determined by the Board of Directors to be valid and to relate to an action that may be taken by consent in accordance with this Section 13 and applicable law, the Board of Directors may adopt a resolution fixing the Consent Record Date (unless a Consent Record Date has previously been fixed by the Board of Directors pursuant to the first sentence of this Section 13(b)) which Consent Record Date shall not precede the date upon which the resolution fixing the Consent Record Date is adopted by the Board of Directors, and which date shall nor be more than ten (10) days after the date upon which the resolution fixing the Consent Record Date is adopted by the Board of Directors. If (i) the request required by this Section 13(b) has been determined by the Board of Directors to be valid and to relate to an action that may be taken by consent in accordance with this Section 13 and applicable law or (ii) no such determination shall have been made by the Board of Directors by the date required by this Section 13(b), and in either event no resolution fixing the Consent Record Date has been adopted by the Board of Directors, (A) when prior action by the Board of Directors is not required by applicable law, the Consent Record Date shall be at the close of business on the first date on which a signed consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with Section 13(e) of these Bylaws and (B) when prior action by the Board of Directors is required by applicable law, the Consent Record Date shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

(c)          To be in proper form for purposes of Section 13(b) of these Bylaws, a request by a stockholder for the Board of Directors to fix a Consent Record Date shall set forth the action proposed to be taken by consent of stockholders in lieu of a meeting (each, a “Consent Matter”) and, as to each Consent Matter, each Consent Requesting Person (as defined below) and each Stockholder Associated Person (as defined in Section 5(j) but substituting “Consent Requesting Person” in all places where “Proponent” appears in such definition), the information required to be set forth in a notice under Section 5(b) of these Bylaws as if such matter were to be considered at an annual meeting of stockholders, except that for purposes of this Section 13(c), the term “Consent Requesting Person” shall be substituted for the term “Proponent” in all places it appears in Section 5(b) of these Bylaws. For purposes hereof, “Consent Requesting Person” means (i) the stockholder of record making the request to fix a Consent Record Date, (ii) the beneficial owner or beneficial owners, if different from the stockholder of record, on whose behalf such request is made and (iii) any affiliates of such stockholder of record or beneficial owner(s). Notwithstanding anything to the contrary contained in this Section 13(c), upon receipt of a request by a stockholder to set a Consent Record Date, the Board of Directors may require such stockholder to furnish such other information as may be reasonably requested by the Board of Directors to determine whether such request relates to an action that may be taken by consent of stockholders in lieu of a meeting under this Section 13 and applicable law.

(d)         The Secretary of the Corporation shall not accept, and shall consider ineffective, any request to set a Consent Record Date that (i) does not comply with this Section 13, (ii) relates to an action proposed to be taken by consent of stockholders in lieu of a meeting that is not a proper subject for stockholder action under applicable law, (iii) includes an action proposed to be taken by consent of stockholders in lieu of a meeting that did not appear on the written request that resulted in the determination of the Consent Record Date or (iv) otherwise does not comply with applicable law. Notwithstanding anything in these Bylaws to the contrary, if the Board of Directors determines that any request to fix a Consent Record Date was not properly made in accordance with this Section 13, or determines that the stockholders of record requesting that the Board of Directors fix such Consent Record Date have not otherwise complied with this Section 13, then the Board of Directors shall not be required to fix such Consent Record Date and no Consent Record Date shall be fixed pursuant to the penultimate sentence of Section 13(c).

(e)          A consent shall be set forth in writing or in an electronic transmission, and a consent that has been documented and signed in accordance with Section 116 of the DGCL shall be deemed to be in writing for purposes of this Section 13; provided, however, that if such consent is delivered pursuant to clause (i), (ii) or (iii) of this Section 13, such consent shall be reproduced and delivered in paper form.  Every consent pursuant to this Section 13 shall bear the date of signature of each stockholder who signs such consent, and no consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the date of the earliest dated consent delivered to the Corporation in the manner required by this Section 13, consents signed by a sufficient number of stockholders to take action shall be delivered to the Corporation by delivery to (i) the Corporation’s registered office in the State of Delaware by hand or by certified or registered mail, return receipt requested, (ii) the Corporation’s principal place of business by personal delivery, by overnight courier or by registered or certified mail, postage prepaid, (iii) the Secretary (or another officer or agent of the Corporation having custody of the book in which proceedings of meetings of the stockholders are recorded) by personal delivery, by overnight courier or by registered or certified mail, postage prepaid, or (iv) in accordance with Section 116 of the DGCL, an information processing system, if any, designated by the Corporation for receiving such consents; provided, however, that in the case of delivery pursuant to the foregoing clause (iv), such consent shall set forth or be delivered with information that enables the Corporation to determine the date of delivery of such consent and the identity of the person giving such consent, and, if such consent is given by a person authorized to act for a stockholder as proxy, such consent must comply with the applicable provisions of Section 212 of the DGCL.

(f)          In the event of the delivery to the Corporation of a consent or consents purporting to represent the requisite voting power to authorize or take corporate action or related revocations, the Secretary of the Corporation shall provide for the safekeeping of such consents and revocations and shall promptly engage nationally recognized independent inspectors of election for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. No action by consent without a meeting shall be effective until such inspectors of election have completed their review, determined that the requisite number of valid and unrevoked consents has been obtained to authorize or take the action specified in the consents and certified such determination for entry in the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders.

(g)          Any stockholder seeking an action proposed to be taken by consent shall further update the information previously provided by such stockholder to the Corporation in connection therewith, if necessary, so that the information provided or required to be provided pursuant to this Section 13 shall be true and correct in all material respects (i) as of the Consent Record Date and (ii) as of the date that is ten (10) days prior to the date the consent solicitation is commenced. Such update shall be delivered by personal delivery, by overnight courier or by registered or certified mail, postage prepaid, and received by, the Secretary of the Corporation at the principal executive office of the Corporation not later than the close of business five (5) business days after the Consent Record Date (in the case of the update required to be made as of the Consent Record Date) and not later than five (5) business days prior to the date that the consent solicitation is commenced (in the case of the update required to be made as of ten (10) days prior to the date the consent solicitation is commenced); provided, however, that such update shall (i) be made only to the extent that information has changed since such stockholder’s prior submission and (ii) clearly identify the information that has changed since such stockholder’s prior submission, it being understood that no such update may cure any deficiencies or inaccuracies with respect to any prior submission by such stockholder.

(h)         Any stockholder giving a consent, or the stockholder’s proxy holder, may revoke such consent in any manner permitted by applicable law before consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the Corporation.

(i)         In addition to the requirements of this Section 13, each Consent Requesting Person shall comply with all requirements of applicable law, including all requirements of the 1934 Act, with respect to any consent solicitation with respect to a Consent Matter. Notwithstanding anything in these Bylaws to the contrary, any action by consent of stockholders in lieu of a meeting that does not comply with the requirements of this Section 13 shall be considered invalid, and the Secretary shall not accept, and shall consider ineffective, any consents delivered to the Corporation in connection therewith.

(j)         Notwithstanding anything to the contrary set forth above, (i) none of the provisions of this Section 13 shall apply to any solicitation of stockholder action by consent in lieu of a meeting by or at the direction of the Board of Directors and (ii) the Board of Directors shall be entitled to solicit stockholder action by consent in accordance with applicable law.

(k)         Prompt notice of the taking of any corporate action by consent shall be given to those stockholders who have not consented and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that consents signed by a sufficient number of holders to take the action were delivered to the Corporation as provided in this Section 13.

Section 14.        Organization.
(a)         At every meeting of stockholders, the Chairperson of the Board of Directors, or, if a Chairperson has not been appointed or is absent, the Chief Executive Officer, or if no Chief Executive Officer is then serving or is absent, an officer or director of the Corporation chosen by the Board of Directors, shall act as chairperson. The Secretary of the Corporation, or, in his or her absence, an Assistant Secretary of the Corporation or other officer or other person directed to do so by the chairperson of the meeting, shall act as secretary of the meeting.

(b)         The Board of Directors of the Corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairperson of the meeting shall have the right and authority to convene and (for any or no reason) to recess or adjourn the meeting, and to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules, regulations and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized proxies or such other persons as the chairperson of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement of the meeting; (vi) limitations on the time allotted to questions or comments by participants; (vii) removal of any stockholder or any other individual who refuses to comply with meeting rules, regulations or procedures; (viii) the conclusion, recess or adjournment of the meeting, regardless of whether a quorum is present, to a later date and time and at a place, if any, announced at the meeting; (ix) restrictions on the use of audio and video recording devices, cell phones and other electronic devices; (x) rules, regulations or procedures for compliance with any state or local laws or regulations including those concerning safety, health and security; (xi) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting and (xii) any rules, regulations or procedures as the chairperson may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting, whether such meeting is to be held at a designated place or solely by means of remote communication. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting. Unless and to the extent determined by the Board of Directors or the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

ARTICLE IV.
DIRECTORS

Section 15.        Number and Term of Office. The authorized number of directors of the Corporation shall be fixed in accordance with the Amended and Restated Certificate of Incorporation. Directors need not be stockholders unless so required by the Amended and Restated Certificate of Incorporation. If for any cause, the directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws.

Section 16.        Powers. The powers of the Corporation shall be exercised, its business conducted and its property controlled by the Board of Directors, except as may be otherwise provided by statute or by the Amended and Restated Certificate of Incorporation.

Section 17.      Board of Directors. Directors shall be elected at each annual meeting of stockholders to serve until the next annual meeting of stockholders and their successors are duly elected and qualified. No decrease in the number of directors constituting the whole Board of Directors shall shorten the term of any incumbent director. Notwithstanding the foregoing provisions of this Section 17, each director shall serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.

Section 18.        Vacancies. Subject to the rights of the holders of any series of Preferred Stock, and unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, and not by the stockholders. Directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders and until such director’s successor shall have been duly elected and qualified. A vacancy in the Board of Directors shall be deemed to exist under this Bylaw in the case of the death, removal or resignation of any director.

Section 19.        Resignation. Any director may resign at any time by delivering his or her notice in writing or by electronic transmission to the Secretary of the Corporation, such resignation to specify whether it will be effective at a particular time. If no such specification is made, the resignation shall be deemed effective at the time of delivery of the resignation to the Secretary of the Corporation. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office for the unexpired portion of the term of the director whose place shall be vacated and until his or her successor shall have been duly elected and qualified.

Section 20.      Removal. Subject to the rights of holders of any series of Preferred Stock to elect additional directors under specified circumstances and any limitation imposed by law, any individual director or directors may be removed, with or without cause, by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally at an election of directors, voting together as a single class.

Section 21.        Meetings.
(a)         Regular Meetings. Unless otherwise restricted by the Amended and Restated Certificate of Incorporation, regular meetings of the Board of Directors may be held at any time or date and at any place within or without the State of Delaware which has been designated by the Board of Directors and publicized among all directors, either orally or in writing, by telephone, including a voice-messaging system or other system or technology designed to record and communicate messages, or by electronic mail or other electronic transmission. No further notice shall be required for regular meetings of the Board of Directors.

(b)         Special Meetings. Unless otherwise restricted by the Amended and Restated Certificate of Incorporation, special meetings of the Board of Directors may be held at any time and place within or without the State of Delaware whenever called by the Chairperson of the Board, the Chief Executive Officer or a majority of the total number of authorized directors.

(c)          Meetings by Electronic Communications Equipment. Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

(d)         Notice of Special Meetings. Notice of the time, date and place of all special meetings of the Board of Directors shall be given either orally or in writing, by telephone, including a voice-messaging system or other system or technology designed to record and communicate messages or by electronic mail or other electronic transmission at least twenty-four (24) hours before the date and time of the meeting, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate under the circumstances.

(e)         Notice (Generally). If mailed or sent by overnight courier, notice of a meeting of the Board of Directors shall be deemed to be given at the time when it is deposited in the United States mail with first class postage prepaid or deposited with the overnight courier. Notice by telephone, facsimile or other electronic transmission shall be deemed given when the notice is given or transmitted. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in any notice of such meeting unless so required by law. A meeting may be held at any time without notice if all of the directors are present or if those not present waive notice of the meeting.

(f)         Waiver of Notice. The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though it had been transacted at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present who did not receive notice shall sign a written waiver of notice or shall waive notice by electronic transmission. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting. Any director may waive notice of any meeting before or after the meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where the director attends the meeting for the express purpose of objecting, and does so object, at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Section 22.         Quorum and Voting.
(a)        Unless the Amended and Restated Certificate of Incorporation requires a greater number, and except with respect to questions related to indemnification arising under Section 44 for which a quorum shall be one-third of the exact number of directors fixed from time to time, a quorum of the Board of Directors shall consist of a majority of the exact number of directors fixed from time to time by the Board of Directors in accordance with the Amended and Restated Certificate of Incorporation; provided, however, that at any meeting whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting.

(b)          At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by the affirmative vote of a majority of the directors present, unless a different vote be required by law, the Amended and Restated Certificate of Incorporation or these Bylaws.

Section 23.        Action without Meeting. Unless otherwise restricted by the Amended and Restated Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and such writing or writings or transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 24.        Fees and Compensation. Directors shall be entitled to such compensation for their services as may be approved by the Board of Directors, including, if so approved, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors and at any meeting of a committee of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor.

Section 25.         Committees.
(a)          Executive Committee. The Board of Directors may designate an Executive Committee to consist of one (1) or more members of the Board of Directors. The Executive Committee, to the extent permitted by law and provided in the resolution of the Board of Directors shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopting, amending or repealing any Bylaw of the Corporation.

(b)         Other Committees. The Board of Directors may, from time to time, designate such other committees as may be permitted by law. Such other committees designated by the Board of Directors shall consist of one (1) or more members of the Board of Directors and shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees, but in no event shall any such committee have the powers denied to the Executive Committee in these Bylaws.

(c)         Term. The Board of Directors, subject to any requirements of any outstanding series of Preferred Stock and the provisions of subsections (a) or (b) of this Section 25, may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member shall terminate on the date of his or her death or voluntary resignation from the committee or from the Board of Directors. The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

(d)         Meetings. Unless the Board of Directors shall otherwise provide, regular meetings of the Executive Committee or any other committee appointed pursuant to this Section 25 shall be held at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter. Special meetings of any such committee may be held at any place which has been determined from time to time by such committee, and may be called by any director who is a member of such committee, upon notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors.  Notice of any special meeting of any committee may be waived in writing or by electronic transmission at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends such special meeting for the express purpose of objecting, and does so object, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Unless otherwise provided by the Board of Directors in the resolutions authorizing the creation of the committee, a majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.

Section 26.      Lead Independent Director. The Chairperson of the Board of Directors, or if the Chairperson is not an independent director, one of the independent directors, may be designated by the Board of Directors as lead independent director to serve until replaced by the Board of Directors (“Lead Independent Director”). The Lead Independent Director will: (1) with the Chairperson of the Board of Directors, establish the agenda for regular Board meetings and serve as chairperson of Board of Directors meetings in the absence of the Chairperson of the Board of Directors; (2) establish the agenda for and preside over meetings of the independent directors; (3) coordinate with the committee chairs regarding meeting agendas and informational requirements; (4) preside over any portions of meetings of the Board of Directors at which the evaluation or compensation of the Chief Executive Officer is presented or discussed; (5) preside over any portions of meetings of the Board of Directors at which the independence of the directors or performance of the Board of Directors is presented or discussed; (6) serve as a liaison between the Chief Executive Officer or non-independent Chairperson and the independent directors; and (7) perform such other duties as may be established or delegated by the Chairperson of the Board of Directors.

Section 27.       Organization. At every meeting of the directors, the Chairperson of the Board of Directors, or, if a Chairperson has not been appointed or is absent, the Lead Independent Director, or if the Lead Independent Director has not been appointed or is absent, the Chief Executive Officer (if a director), or, if a Chief Executive Officer is absent, a chairperson of the meeting chosen from among the Board of Directors by a majority of the directors present, shall preside over the meeting. The Secretary of the Corporation, or in his or her absence, any Assistant Secretary of the Corporation or other officer, director or other person directed to do so by the person presiding over the meeting, shall act as secretary of the meeting. The Chairperson of the Board of Directors shall also perform such other duties and have such other powers, as the Board of Directors shall designate from time to time.

ARTICLE V.
OFFICERS

Section 28.       Officer Designated. The officers of the Corporation shall include, if and when designated by the Board of Directors, the Chairperson of the Board of Directors (provided that notwithstanding anything to the contrary contained in these Bylaws, the Chairperson of the Board of Directors shall not be deemed an officer of the Corporation unless so specifically designated by the Board of Directors), the Chief Executive Officer, the President, one or more Vice Presidents, the Secretary, the Chief Financial Officer and the Treasurer. The Board of Directors may also appoint one or more Assistant Secretaries and Assistant Treasurers and such other officers and agents with such powers and duties as it shall deem necessary. The Board of Directors may assign such additional titles to one or more of the officers as it shall deem appropriate. Any one person may hold any number of offices of the corporation at any one time unless specifically prohibited therefrom by law. The salaries and other compensation of the officers of the Corporation shall be fixed by or in the manner designated by the Board of Directors.

Section 29.         Tenure and Duties of Officers.
(a)         General. All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, unless sooner removed. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

(b)         Duties of Chief Executive Officer. The Chief Executive Officer shall preside at all meetings of the stockholders and at all meetings of the Board of Directors (if a director), unless the Chairperson of the Board of Directors or the Lead Independent Director has been appointed and is present. Unless an officer has been appointed Chief Executive Officer of the Corporation, the President shall be the chief executive officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation. To the extent that a Chief Executive Officer has been appointed and no President has been appointed, all references in these Bylaws to the President shall be deemed references to the Chief Executive Officer. The Chief Executive Officer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers, as the Board of Directors shall designate from time to time.

(c)         Duties of President. The President shall preside at all meetings of the stockholders and at all meetings of the Board of Directors (if a director), unless the Chairperson of the Board of Directors, the Lead Independent Director or the Chief Executive Officer has been appointed and is present. Unless another officer has been appointed Chief Executive Officer of the Corporation, the President shall be the chief executive officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation. The President shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers, as the Board of Directors shall designate from time to time.

(d)         Duties of Vice Presidents. The Vice Presidents may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant. The Vice Presidents shall perform other duties commonly incident to their office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer, or, if the Chief Executive Officer has not been appointed or is absent, the President shall designate from time to time.

(e)          Duties of Secretary. The Secretary shall attend all meetings of the stockholders and of the Board of Directors and shall record all acts and proceedings thereof in the minute book of the Corporation. The Secretary shall give notice in conformity with these Bylaws of all meetings of the stockholders and of all meetings of the Board of Directors and any committee thereof requiring notice. The Secretary shall perform all other duties provided for in these Bylaws and other duties commonly incident to the office and shall also perform such other duties and have such other powers, as the Board of Directors shall designate from time to time. The President may direct any Assistant Secretary or other officer to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

(f)         Duties of Chief Financial Officer. The Chief Financial Officer shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors or the President. The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the Corporation. The Chief Financial Officer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time. To the extent that a Chief Financial Officer has been appointed and no Treasurer has been appointed, all references in these Bylaws to the Treasurer shall be deemed references to the Chief Financial Officer. The President may direct the Treasurer, if any, or any Assistant Treasurer, or the Controller or any Assistant Controller to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each Treasurer and Assistant Treasurer and each Controller and Assistant Controller shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

(g)          Duties of Treasurer. Unless another officer has been appointed Chief Financial Officer of the Corporation, the Treasurer shall be the chief financial officer of the corporation and shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors or the President, and, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation. The Treasurer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

Section 30.        Delegation of Authorities. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

Section 31.         Resignation. Any officer may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors or to the Chief Executive Officer, or if no Chief Executive Officer is then serving, the President or to the Secretary of the Corporation. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the Corporation under any contract with the resigning officer.

Section 32.         Removal. Any officer may be removed from office at any time, either with or without cause, by the affirmative vote of a majority of the directors in office at the time, or by the unanimous written consent of the directors in office at the time, or by any committee or by the Chief Executive Officer or other superior officers upon whom such power of removal may have been conferred by the Board of Directors.

ARTICLE VI.
EXECUTION OF CORPORATE INSTRUMENTS AND VOTING OF SECURITIES OWNED BY THE CORPORATION

Section 33.       Execution of Corporation Instruments. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the Corporation any corporate instrument or document, or to sign on behalf of the Corporation the corporate name without limitation, or to enter into contracts on behalf of the Corporation, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the Corporation.

All checks and drafts drawn on banks or other depositaries on funds to the credit of the Corporation or in special accounts of the Corporation shall be signed by such person or persons as the Board of Directors shall authorize so to do.

Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 34.         Voting of Securities Owned by the Corporation. All stock and other securities of other Corporations owned or held by the Corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairperson of the Board of Directors, the Chief Executive Officer, the President, or any Vice President.

ARTICLE VII.
SHARES OF STOCK

Section 35.       Form and Execution of Certificates. The shares of the Corporation shall be represented by certificates, or shall be uncertificated if so provided by resolution or resolutions of the Board of Directors. Certificates for the shares of stock, if any, shall be in such form as is consistent with the Amended and Restated Certificate of Incorporation and applicable law. Every holder of stock in the Corporation represented by certificate shall be entitled to have a certificate signed by or in the name of the Corporation by any two authorized officers of the Corporation, including but not limited to, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary, certifying the number of shares owned by such holder in the Corporation. Any or all of the signatures on the certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue.

Section 36.        Lost Certificates. A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The Corporation may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or the owner’s legal representative, to agree to indemnify the Corporation in such manner as it shall require or to give the Corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

Section 37.         Transfers.
(a)          Transfers of record of shares of stock of the Corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and, in the case of stock represented by certificate, upon the surrender of a properly endorsed certificate or certificates for a like number of shares.

(b)         The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

Section 38.         Fixing Record Dates.
(a)         In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, subject to applicable law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b)       In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 39.        Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VIII.
OTHER SECURITIES OF THE CORPORATION

Section 40.        Execution of Other Securities. All bonds, debentures and other corporate securities of the Corporation, other than stock certificates (covered in Section 35), may be signed by the Chief Executive Officer, the President or any Vice President, or such other person as may be authorized by the Board of Directors, and if such securities require it, the corporate seal may be impressed thereon or a facsimile of such seal may be imprinted thereon and attested by the signature of the Secretary of the Corporation or an Assistant Secretary of the Corporation, or the Chief Financial Officer or Treasurer or an Assistant Treasurer; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature, or where permissible facsimile signature, of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or an Assistant Treasurer of the Corporation or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the Corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the Corporation.

ARTICLE IX.
DIVIDENDS

Section 41.        Declaration of Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Amended and Restated Certificate of Incorporation and applicable law, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Amended and Restated Certificate of Incorporation and applicable law.

Section 42.       Dividend Reserve. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE X.
FISCAL YEAR

Section 43.          Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

ARTICLE XI.
INDEMNIFICATION

Section 44.         Indemnification of Directors, Executive Officers, Other Officers, Employees and Other Agents.
(a)        Directors and Executive Officers. The Corporation shall indemnify its directors and executive officers (for the purposes of this Article XI, “executive officers” shall have the meaning defined in Rule 3b-7 promulgated under the 1934 Act) to the extent not prohibited by the DGCL or any other applicable law; provided, however, that the Corporation may modify the extent of such indemnification by individual contracts with its directors and executive officers; and, provided, further, that the Corporation shall not be required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Corporation, (iii) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the DGCL or any other applicable law or (iv) such indemnification is required to be made under subsection (d).

(b)         Other Officers, Employees and Other Agents. The Corporation shall have power to indemnify its other officers, employees and other agents as set forth in the DGCL or any other applicable law. The Board of Directors shall have the power to delegate the determination of whether indemnification shall be given to any such person except executive officers to such officers or other persons as the Board of Directors shall determine.

(c)         Expenses. The Corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or executive officer, of the Corporation, or is or was serving at the request of the Corporation as a director or executive officer of another Corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or executive officer in connection with such proceeding provided, however, that if the DGCL requires, an advancement of expenses incurred by a director or executive officer in his or her capacity as a director or executive officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 44 or otherwise.

Notwithstanding the foregoing, unless otherwise determined pursuant to paragraph (e) of this Section 44, no advance shall be made by the Corporation to an executive officer of the Corporation (except by reason of the fact that such executive officer is or was a director of the Corporation in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by a majority vote of directors who were not parties to the proceeding, even if not a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or such directors so direct, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation.

(d)         Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and executive officers under this Bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the Corporation and the director or executive officer. Any right to indemnification or advances granted by this Section 44 to a director or executive officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. To the extent permitted by law, the claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting the claim. In connection with any claim for indemnification, the Corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the DGCL or any other applicable law for the Corporation to indemnify the claimant for the amount claimed. In connection with any claim by an executive officer of the Corporation (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such executive officer is or was a director of the Corporation) for advances, the Corporation shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his or her conduct was lawful. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL or any other applicable law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a director or executive officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director or executive officer is not entitled to be indemnified, or to such advancement of expenses, under this Section 44 or otherwise shall be on the Corporation.

(e)        Non-Exclusivity of Rights. The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any applicable statute, provision of the Amended and Restated Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL, or by any other applicable law.

(f)          Survival of Rights. The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(g)          Insurance. To the fullest extent permitted by the DGCL or any other applicable law, the Corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Section 44.

(h)         Amendments. Any repeal or modification of this Section 44 shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the Corporation.

(i)         Saving Clause. If this Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and executive officer to the full extent not prohibited by any applicable portion of this Section 44 that shall not have been invalidated, or by any other applicable law. If this Section 44 shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the Corporation shall indemnify each director and executive officer to the full extent under any other applicable law.

(j)           Certain Definitions. For the purposes of this Bylaw, the following definitions shall apply:

(i)      The term “proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

(ii)        The term “expenses” shall be broadly construed and shall include, without limitation, court costs, attorneys’ fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

(iii)     The term the “Corporation” shall include, in addition to the resulting Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent Corporation, or is or was serving at the request of such constituent Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section 44 with respect to the resulting or surviving Corporation as he or she would have with respect to such constituent Corporation if its separate existence had continued.

(iv)       References to a “director,” “executive officer,” “officer,” “employee,” or “agent” of the Corporation shall include, without limitation, situations where such person is serving at the request of the Corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another Corporation, partnership, joint venture, trust or other enterprise.

(v)      References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Section 44.

ARTICLE XII.
NOTICES

Section 45.         Notices.
(a)         Notice to Stockholders. Written notice to stockholders of stockholder meetings shall be given as provided in Section 7 herein. Without limiting the manner by which notice may otherwise be given effectively to stockholders under any agreement or contract with such stockholder, and except as otherwise required by law, written notice to stockholders for purposes other than stockholder meetings may be sent by U.S. mail or nationally recognized overnight courier or by electronic mail or other electronic transmission.

(b)          Notice to Directors. Any notice required to be given to any director may be given by the method stated in subsection (a), as otherwise provided in these Bylaws, or by overnight delivery service, except that such notice other than one which is delivered personally shall be sent to such address as such director shall have filed in writing with the Secretary of the Corporation, or, in the absence of such filing, to the last known post office address of such director.

(c)          Affidavit of Mailing. An affidavit of mailing, executed by a duly authorized and competent employee of the Corporation or its transfer agent appointed with respect to the class of stock affected, or other agent, specifying the name and address or the names and addresses of the stockholder or stockholders, or director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall in the absence of fraud, be prima facie evidence of the facts therein contained.

(d)         Methods of Notice. It shall not be necessary that the same method of giving notice be employed in respect of all recipients of notice, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

(e)          Notice to Person With Whom Communication is Unlawful. Whenever notice is required to be given, under any provision of law or of the Amended and Restated Certificate of Incorporation or Bylaws of the Corporation, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate under any provision of the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

(f)          Notice to Stockholders Sharing an Address. Except as otherwise prohibited under DGCL, any notice given under the provisions of DGCL, the Amended and Restated Certificate of Incorporation or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Such consent shall have been deemed to have been given if such stockholder fails to object in writing to the Corporation within sixty (60) days of having been given notice by the Corporation of its intention to send the single notice. Any consent shall be revocable by the stockholder by written notice to the Corporation.

ARTICLE XIII.
AMENDMENTS

Section 46.       Amendments. Subject to the limitations set forth in Section 44(h) of these Bylaws or the provisions of the Amended and Restated Certificate of Incorporation, the Board of Directors is expressly empowered to adopt, amend or repeal these Bylaws of the Corporation. Any adoption, amendment or repeal of these Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the authorized number of directors. The stockholders also shall have power to adopt, amend or repeal these Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by the Amended and Restated Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE XIV.
LOANS TO OFFICERS

Section 47.        Loans to Officers. Except as otherwise prohibited by applicable law, the Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiaries, including any officer or employee who is a director of the Corporation or its subsidiaries, whenever, in the judgment of the Board of Directors, such loan, guarantee or assistance may reasonably be expected to benefit the Corporation. The loan, guarantee or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in these Bylaws shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

ARTICLE XV.
FORUM FOR ADJUDICATION OF DISPUTES; SEVERABILITY

Section 48.        Forum for Adjudication of Disputes. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL, the Amended and Restated Certificate of Incorporation or these Bylaws or (d) any action asserting a claim governed by the internal affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants.

This Section 48 shall not apply to actions brought to enforce a duty or liability created by the 1934 Act or the Securities Act of 1933, as amended, or any claim for which the federal courts have exclusive jurisdiction.

Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 48.

Section 49.         SEVERABILITY. To the extent any provision of these Bylaws would be, in the absence of this Section 49, invalid, illegal or unenforceable for any reason whatsoever, such provision shall be severable from the other provisions of these Bylaws, and all provisions of these Bylaws shall be construed so as to give effect to the intent manifested by these Bylaws, including, to the maximum extent possible, the provision that would be otherwise invalid, illegal or unenforceable.